SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 21, 2016

CVS HEALTH CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-01011		05-0494040
(Commission File Number)		(IRS Employer Identification No.)

One CVS Drive Woonsocket, Rhode Island		02895
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (401) 765-1500

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or By-laws; Change in Fiscal Year.
(a) On January 21, 2016, the Board of Directors (the “Board”) of CVS Health Corporation (the “Company”) approved and adopted amendments to the Company’s by-laws (the “By-laws”).
Article I, Section 1.11 has been added to the By-laws to permit a stockholder, or a group of up to 20 stockholders, owning at least 3% of the Company’s outstanding common stock continuously for at least three years to nominate and include in the Company’s proxy materials director nominees constituting up to the greater of two individuals or 20% of the Board, provided that the stockholders and the nominees satisfy the requirements specified in the By-laws.
The By-laws were also amended to make a number of updates, clarifications and ministerial and conforming changes, including updates to the provisions regarding the date and time of the annual meeting of stockholders in Article I, Section 1.01, procedures for adjourned meetings in Article I, Section 1.04, conduct, procedures and voting standard at meetings of stockholders in Article I, Sections 1.05 and 1.06, changes to advance notice to account for proxy access in Article I, Section 1.10, the date of determination of a contested election in Article I, Section 2.04, and clarifications to the roles of certain officers in Article 4.
The foregoing description of the amendment does not purport to be complete and is qualified in its entirety by reference to the By-laws, as amended, and a copy of the Company’s Amended and Restated By-laws effective as of January 21, 2016, reflecting the foregoing amendments, is attached hereto as Exhibit 3.2 and incorporated by reference herein.
Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Document
3.2	Amended and Restated By-laws of CVS Health Corporation

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CVS HEALTH CORPORATION
Date:	January 26, 2016	By:	/s/: David M. Denton
			Name:	David M. Denton
			Title:	Executive Vice President & Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Document
3.2	Amended and Restated By-laws of CVS Health Corporation